SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
    the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party Other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Material
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                      HEMACARE CORPORATION
--------------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than
                          Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  $500 per each party to the controversy pursuant to Exchange
     Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4)
     and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
          -----------------------------------------------------------
     2)   Aggregate number of securities to which transactions
          applies:
          -----------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
          state how it was determined):
          ------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ------------------------------------------------------------
     5)   Total fee paid:
          ------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
     Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          ------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
          ------------------------------------------------------------
     3)   Filing Party:
          ------------------------------------------------------------
     4)   Date Filed:
          ------------------------------------------------------------

                              (LOGO)

                       HEMACARE CORPORATION
                ____________________________________

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held June 5, 1997
                             10:00 a.m.
                          _________________


The 1997 Annual Meeting of Shareholders of HemaCare Corporation (the "Company") will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367, on Thursday, June 5, 1997 at 10:00 a.m. (Pacific Daylight Time), for the following purposes:

     1.   To elect five directors for the ensuing year;

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Only holders of Common Stock of the Company of record at the close of business on April 17, 1997 will be entitled to notice of and to vote at the Meeting.

In order that your shares may be represented at the Meeting and to assure a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.


                                   By Order of the Board of Directors



                                   /s/ JoAnn R. Stover
                                   ------------------------
                                   JoAnn R. Stover
                                   Secretary




Sherman Oaks, California
April 22, 1997


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE,
          SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                        HEMACARE CORPORATION
                      4954 Van Nuys Boulevard
                  Sherman Oaks, California  91403
                          April 22, 1997
                    __________________________

                          PROXY STATEMENT

The accompanying Proxy is solicited by and on behalf of the Board of Directors of HemaCare Corporation (the "Company"), for use only at the Annual Meeting of Shareholders (the "Meeting") to be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, on June 5, 1997 and at any and all adjournments or postponements thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below and, with discretion, on all such other matters as may properly come before the Meeting. A shareholder of record may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. Shareholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures of revocation.

In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation and upon Company approval, may solicit Proxies personally or by other appropriate means. The total cost of solicitation of Proxies will be borne by the Company. Although there are no formal agreements to do so, it is anticipated that the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any Proxy soliciting materials to their principals.

It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to shareholders on or about April 23, 1997.


                            VOTING RIGHTS

Holders of the Company's common stock, without par value (the "Common Stock"), of record as of the close of business on April 17, 1997, will be entitled to vote on all matters presented to the Meeting. On April 17, 1997, there were outstanding 7,190,710 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each holder of Common Stock is entitled to one vote for each share held, except that in the election of directors, each shareholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (five). All such votes may be cast for a single candidate or distributed among any or all the candidates as the shareholder sees fit. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of their intention to cumulate their votes. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The election of directors requires the affirmative vote for each candidate of a plurality of the
votes cast.   Typically, any other matters that may be presented at the
Meeting will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote ("broker non-votes"), on a particular matter generally will be treated as shares that are present and are entitled to vote for purposes of determining the presence of a quorum (so long as any broker non-vote shares are voted on at least one matter at the Meeting) but as unvoted for purposes of determining whether approval of the shareholders has been obtained with respect to any such matter. Under California law and the Company's Bylaws, a quorum consists of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required. Accordingly, abstentions and broker non-votes will have no effect on such a vote; provided, however, that in the event the number of shares voted affirmatively does not represent a majority of the required quorum, abstentions and broker non-votes will have the effect of a "no" vote. Under California law and the Company's Bylaws, abstentions from voting, broker non-votes and votes otherwise withheld in the election of directors, which is by plurality, have no effect.


                        ELECTION OF DIRECTORS

Information Concerning the Nominees
-----------------------------------

The Company's Bylaws provide for seven directors. Currently, there are five directors, three of whom have been previously elected by the shareholders and two newly appointed to fill vacancies in 1996 and 1997.
Two vacancies remain on the Board of Directors.   The Company has not
identified individuals to fill the vacancies on the Board of Directors, and Proxies may be voted for not more than five nominees for director. Each director will hold office until the next Annual Meeting of Shareholders and until the election of his or her successor. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

The information set forth below is submitted with respect to the nominees for whom it is intended that Proxies will be voted.

Glenn W. Bartlett, Ph.D. (64), has been a Director since February 1991 and
was appointed Chairman of the Board in August 1996.   Since April 1995, Dr.
Bartlett has worked on a part-time basis as an independent consultant, specializing in business development in the field of healthcare. From 1983 to April 1995, Dr. Bartlett served as Manager of Business Development for Beckman Instruments, an international manufacturer of laboratory equipment and diagnostic reagents. From 1979 to 1983, Dr. Bartlett was Vice President, Research of SmithKline Diagnostics Division of SmithKline Corporation, and from 1966 to 1979, he was employed at American Hospital Supply Company, a major hospital supply company, where he served as Director of Scientific Planning and later as Vice President, Research and Technology, Science Business. Dr. Bartlett received his Ph.D. in Physical Chemistry at Oxford University. He then taught microbiology for eight years at Memorial University of Newfoundland and at McGill University Faculty of Medicine, Montreal. Dr. Bartlett is a member of the Company's Audit and Compensation Committees.

Hal I. Lieberman (47), has been President, Chief Executive Officer and a Director since September 1988. He received his Masters degree in Health Care Administration from The George Washington University in 1974. Mr. Lieberman has more than 25 years of experience in the health care industry, including administrative positions in hospitals. From 1981 to September 1988, he was Vice President of MEDIQ Mobile Services, Inc., a national shared medical service company. Mr. Lieberman has been a member of the American College of Healthcare Executives since 1980.

Jon B. Victor (44), has been a Director since June 1995. In March 1996, Mr. Victor co-founded Greenwich Ventures, LLC, an institutional investment management firm, and serves as president. In 1983, Mr. Victor founded Security Capital Management, Inc., an institutional investment management firm, and served as president until March 1996, at which time the company was sold. From 1992 until October 1996, Mr. Victor co-founded and served as a principal shareholder of Gordon Management, Inc., the general partner of Edgewater Private Equity Fund, L.P. Mr. Victor has more than 17 years of investment management experience. He is a graduate of Washington University, St. Louis, Missouri and earned a law degree and completed MBA course work at The George Washington University in Washington, D.C. Mr.

Victor serves on the Board of Directors of several private investment firms and Advanced Photonics, Inc., a publicly held company engaged in the manufacture of light detection devices. Mr. Victor was elected Chairman of the Company's Compensation Committee in January 1997 and is a member of the Audit Committee.

Sharon C. Kaiser (52), has been Vice President of Finance and Chief Financial Officer since May 1995 and a Director since August 1996. From 1991 until joining the Company, Ms. Kaiser acted as an independent financial consultant to various businesses. Prior to that time, Ms. Kaiser held senior financial positions at Weyerhaeuser Mortgage Company and the Koll Company. Ms. Kaiser was with Arthur Andersen & Co. from 1979 to 1987, serving as a senior manager for the last four years. Ms. Kaiser is a graduate of the University of Southern California and has been a Certified Public Accountant since 1981.

Alan C. Darlington (46), has been a Director since January 1997. Mr. Darlington is President of Timpe & Darlington, Inc., a healthcare management consulting firm, which he founded in 1991. Prior to the formation of Timpe & Darlington, he was with Arthur Andersen & Co. from 1976 to 1991, serving as an audit partner for the last four years. Mr. Darlington received his Business Administration degree from the School of Business at California State University at Los Angeles in 1976 and has
been a Certified Public Accountant since 1978.   Mr. Darlington was elected
Chairman of the Audit Committee in January 1997 and is a member of the Compensation Committee.

The Board of Directors recommends a vote FOR each director nominated.

Directors and Executive Officers
--------------------------------

The Board of Directors consists of the nominees described above. Mr. Lieberman and Ms. Kaiser are the only executive officers of the Company.


     ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board
-----------------------

The Board of Directors has had an Audit Committee and a Compensation Committee since January 1989. Since the Board of Directors does not have a nominating committee or any committee performing similar functions, the functions of that committee are performed by the entire Board of Directors. Both the Audit and Compensation Committees are comprised of non-employee
board members.   However, due to various vacancies and changes in
composition of the Board of Directors, the functions of the Audit Committee and the Compensation Committee were performed by the entire Board of Directors from May 1996 until January 1997. As of January 1997, members of the Audit Committee include Mr. Alan Darlington, Chairman, Jon B. Victor and Glenn W. Bartlett, Ph.D. and the Compensation Committee is comprised of Mr. Jon B. Victor, Chairman, Alan C. Darlington and Glenn W. Bartlett, Ph.D. The Audit Committee and the Compensation Committee did not meet in 1996.

The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent public accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by management of the recommendations made by the independent auditors in their annual management letter; the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

The functions of the Compensation Committee include reviewing and making recommendations to the Board of Directors with respect to the compensation package to be offered to all Company officers and the incentive programs to be offered to all employees in the effort to attract and retain qualified personnel.

Meetings and Attendance
-----------------------

The Board of Directors held thirteen meetings and took action by unanimous written consent (as permitted by California law) on 15 occasions during 1996. During 1996, each Director attended more than 75% of the total number of meetings of the Board of Directors held during the period for which he or she was a Director. Three of the four incumbent Directors at December 31, 1996 attended 100% of such meetings, and the fourth Director attended 92% of such meetings. In 1996, the Audit Committee and the Compensation Committee did not meet.


                       EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994. The "Named Executive Officers" include
(i) each person who served as Chief Executive Officer during fiscal 1996 (one person), (ii) each person who served as an executive officer at December 31, 1996 and was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during fiscal 1996 with total annual salary and bonus of more than $100,000 (one person) and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1996 (one person).

                     SUMMARY COMPENSATION TABLE


                                                                          Long-term
                                    Annual Compensation                   Compensation
                       -----------------------------------------------   -----------
Name and                                                  Other          Securities     All Other
Principal                        Salary       Bonus        Annual         Underlying   Compensation
Position               Year        ($)         ($)     Compensation (1)    Options        ($) (2)
------------------     ------    -------     -------   ---------------    ----------   ------------
Hal I. Lieberman
President & CEO        1996      $134,515(3) $ 0             --              0         $ 2,530
                       1995      $150,000    $ 0             --              0         $ 2,347
                       1994      $150,000    $ 0             --           25,000       $ 3,033

Joshua Levy (4)
Sr. Vice President     1996      $130,155    $ 0             --              0         $ 3,254
                       1995      $140,000    $ 0             --              0         $ 3,460
                       1994      $140,000    $ 0             --              0         $ 3,114

Sharon C. Kaiser (5)
Vice President,
Finance and CFO        1996      $125,000    $ 0             --           48,000       $     0
                       1995      $ 56,174    $ 0             --            2,800       $     0
                       1994      $      0    $ 0             --              0         $     0

____________
(1) During fiscal 1993, 1994 and 1995, the Named Executive Officers received personal benefits, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(2) "All Other Compensation" consists of Company contributions to its Employee Salary Deferral Plan (401(k)). In the case of Mr. Lieberman, it also includes $655 and $617 in term life insurance premiums paid by the Company on Mr. Lieberman's behalf in 1996 and 1995, respectively.
(3) From July 1996 through January 12, 1997, Mr. Lieberman voluntarily deferred 20% of his salary. As of the date hereof, his deferred salary has not been paid.

(4) Dr. Levy resigned from the Board of Directors in May 1996 and resigned from his position as Sr. Vice President, Medical Affairs in July, 1996. Dr. Levy continues to serve as the Company's medical director.
(5)  From April 1995 to December 1995, Ms. Kaiser was an independent
     consultant to the Company.   Ms. Kaiser became a full-time employee
     January 1, 1996.

All stock options granted in the fiscal year ending December 31, 1996 were granted under the Company's 1986 Stock Option Plan (the "1986 Plan"). The following two tables set forth information concerning stock options granted to, exercised by and owned by the Named Executive Officers.


                  OPTION/SAR GRANTS IN FISCAL 1996

                         Individual Grants
-----------------------------------------------------------------------------
                                                                                 Potential Realizable
                                                                                   Value At Assumed
                                                                                    Annual Rates of
                  Number of     % of Total                Market                     Stock Price
                  Securities    Options                  Price on                  Appreciation for
                  Underlying    Granted to     Exercise  Date of                    Option Term (1)
                  Options       Employees in    Price     Grant    Expiration   --------------------
Name              Granted (#)   Fiscal Year     ($/Sh)    ($/Sh)      Date (2)    5%($)     10%($)
----------------  -----------   -----------    --------   -------  ----------    ------     ------

Sharon C. Kaiser   48,000       100.00%        $3.50      $3.50    7/1/06        $46,415    $102,566

______________
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation as required by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The amount of gain, if any, to the optionee is dependent upon the increase in the price of the Company's Common Stock, which will benefit all shareholders commensurately.
(2) With respect to options granted to Ms. Kaiser, 12,000 options were vested November 1996 with the remaining balance vesting annually on a ratable basis over three years from the date of grant. Ms. Kaiser's options were granted for a term of ten years but are subject to earlier termination under certain circumstances relating to the termination of employment or a change in control of the Company. The 1986 Plan provides that if the number of outstanding shares of the Company's Common Stock are increased, decreased or exchanged for different securities as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, or other similar transaction, the Board shall make appropriate adjustment in the number and kind of securities authorized by the 1986 Plan and to which outstanding options relate and the exercise price per share. In the event of the dissolution or liquidation of the Company, a merger, consolidation, sale of assets or other business combination in which the Company is not the surviving corporation, or a sale of substantially all the assets or of more than 80% of the outstanding stock of the Company to another corporation, either (i) the surviving corporation shall assume the options on such terms as shall substantially preserve the rights and benefits of outstanding options or (ii) the options shall become exercisable in full prior to such dissolution, liquidation, merger, consolidation, sale of assets or stock or other business combination.


             AGGREGATED OPTION EXERCISES IN FISCAL 1996
             AND FISCAL 1996 YEAR-END OPTION/SAR VALUES

                                          Number of Securities Under-       Value of Unexercised
                                          lying Unexercised Options        In-the-Money Options
                                            At Fiscal Year-End (#)       At Fiscal Year-End ($) (1)
                                          ---------------------------    --------------------------
                 Shares        Value
               Acquired on     Realized
Name           Exercise (#)    ($)        Exercisable   Unexercisable    Exercisable  Unexercisable
------------   ------------    --------   -----------   -------------    -----------  -------------
Hal I.
Lieberman      15,000          $ 22,570   25,000          -0-            $  0         $  0

Sharon C.
Kaiser           -0-           $    0     14,800        36,000           $  0         $  0

Joshua Levy      -0-           $    0       -0-           -0-            $  0         $  0


___________
(1) Based on a price per share of $3.125, which was the closing bid price of the Common Stock on NASDAQ at the close of business on December 31, 1996.

Compensation of Directors
-------------------------

Directors who are not employees of the Company receive $750 and
reimbursement of travel expenses for each Board meeting attended.   From
August through December 1996, Mr. Bartlett received $15,000 under a consulting agreement between Glenn W. Bartlett, Inc. and the Company for
his services as Chairman of the Board.   In December 1996, the Board
cancelled the consulting arrangement and effective January 1, 1996, the Chairman of the Board receives an additional $2,500 per attended meeting.

From August 1996 through December 1996, Mr. Bartlett received a monthly payment of $3,000 as compensation for his responsibilities as Chairman of the Board. Mr. Bartlett received an aggregate of $15,000 in 1996 for such responsibilities.

Employment Agreement and Arrangements
-------------------------------------

The Company has an Executive Employment Agreement with Hal I. Lieberman, President and Chief Executive Officer of the Company. The Agreement entitles Mr. Lieberman to a minimum of one year's notice prior to termination without cause or payment of up to one year's salary in lieu of such notice. If Mr. Lieberman elects to terminate his employment with the Company upon a merger or acquisition, the Company must pay him a lump sum within 30 days of such termination equal to 1.5 times his then current annual salary plus a bonus equal to any bonus payments actually made to him during the most recent twelve-month period. Mr. Lieberman is entitled to the payment of an amount equal to not more than his annual base salary in the event he elects to terminate his employment upon the occurrence of certain other changes in control or the liquidation of the Company. Mr. Lieberman's current compensation under the agreement entitles him to $150,000 in annual salary. No other officers of the Company have employment agreements.

Sharon C. Kaiser, the Company's vice president of finance and chief financial officer since May 1995, became a full-time employee of the Company in January 1996. The Company has agreed to give Ms. Kaiser six months' advance notice of termination of her employment by the Company unless the termination is for cause or, if shorter notice is given, to make a severance payment to Ms. Kaiser equal to her salary for the remainder of the six-month period.

Stock Option Plans
------------------

The Company's 1986 Stock Option Plan (the "1986 Plan") expired July 9, 1996. As of April 15, 1997, there were options outstanding under the 1986 Plan exercisable for 166,300 shares of Common Stock with exercise prices ranging from $1.75 to $6.125 and with expiration dates ranging from May 19, 1997 to July 2, 2006. As of April 15, 1997, 325,501 shares of Common Stock had been issued upon exercise of stock options granted under the 1986 Plan.

In 1996, the Board of Directors, with shareholder approval, adopted  the
Company's 1996 Stock Incentive Plan (the "Plan").   The purposes of the
Plan are to (i) enable the Company to attract, motivate and retain top-quality directors, officers, employees, consultants and advisors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, and (iii) reward extraordinary effort by such persons on behalf of the Company. The Plan provides for awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, or restricted stock. The total number of shares of Common Stock available for distribution under the Plan is 750,000, however, no award may be made at any time if, after giving effect to such award, the total number of shares of Common Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the Plan) plus the total number of shares of Common Stock called for under any stock bonus or similar plan of the company (including shares of Common Stock underlying awards under the Plan) would exceed 30% of the total number of shares of Common Stock outstanding at the time of such award. As of April 15, 1997, there were options outstanding under the Plan exercisable for 30,000 shares of Common Stock with exercise prices ranging from $2.94 to $3.13 and with expiration dates ranging from January 30, 2002 to October 7, 2006. As of April 15, 1997, no shares of Common Stock had been issued upon exercise of stock options granted under the 1996 Plan.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

The Compensation Committee is composed entirely of non-employee directors none of whom are affiliates of the Company. Mr. Jon B. Victor was appointed Chairman of the Compensation Committee in January 1997. Messrs. Glenn W. Bartlett and Alan C. Darlington are members of the Committee.


      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive
plan guidelines for HemaCare employees generally.   The Committee is
composed entirely of non-employee directors.

The policies underlying the Committee's compensation decisions are designed to attract and retain the best qualified management personnel available. The Company compensates its executive officers primarily through salaries.
 The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other objectively measurable performance factors. No bonus programs were in effect in 1996. The Company also provides incentive compensation in the form of stock options to its executive officers to align the long-term interests of executives with those of the Company's shareholders.

In establishing executive compensation, the Committee evaluates individual performance as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals including the timely development and introduction of products and the creation of markets in new geographic territories. The Committee also considers the performance of the Company relative to the performance of its competitors and seeks to compensate executives at levels comparable to the average compensation paid for similar positions by other companies within the technological services industry which are of a like size (in terms of net worth and level of business). Market data on competitive compensation levels were obtained from proxy statements disclosing compensation paid to executives in comparable positions in small- to medium-sized businesses within the technological services industry. The Company has, from time to time, gathered executive compensation information from salary surveys conducted by outside consulting firms. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review. Because the Committee establishes the size of option grants based on its evaluation of an individual's performance and competitive factors, as described above, it does not consider options previously granted in determining the size of any executive's option grant in a particular year.

As described above, the Company has a written employment agreement with its chief executive officer which sets forth compensation and other terms and conditions of his employment by the Company. The agreement required the
payment of an annual salary of $150,000 in 1996.   In July 1996, the
Company, as part of its efforts to achieve overall profitability, requested a temporary, voluntary salary deferral from its employees. In response to this appeal, Mr. Lieberman took a 20% salary deferral from July 1996 through January 1997. As of the date hereof, his deferred salary has not been paid. Mr. Lieberman has not received a salary increase for 1997.
Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Compensation Committee has not yet established a policy with respect to qualifying compensation to the Company's executive officers for deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee
----------------------
Jon B. Victor, Chairman
Glenn W. Bartlett, Ph.D.
Alan C. Darlington

                          STOCK PERFORMANCE

Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock, with the yearly cumulative total return on (a) the Nasdaq Stock Market (U.S. Companies) Index and (b) the Nasdaq Health Services Stock Index. The graph assumes $100 invested on December 31, 1991 in each of the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Health Services Index. The comparison assumes that all dividends are reinvested.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
            PERFORMANCE GRAPH FOR HEMACARE CORPORATION


              12/31/91   12/31/92   12/31/93   12/31/94   12/29/95   12/29/96
              --------   --------   --------   --------   --------   --------

HemaCare      100.0      125.0      104.5       59.1       68.2       56.8

NASDAQ Stock
 Market (US
 Companies)   100.0      116.4      133.6      130.6      184.7      227.2

NASDAQ Health
Svcs.         100.0      103.6      119.5      128.2      162.9      163.1


                          PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the Company's Common Stock as of March 31, 1997 by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director (and nominee for director) of the Company, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock owned by such shareholder.

                                                                           Percent of
                                                     Number of Shares      Outstanding
          Name                                      Beneficially Owned     Common Stock
          -----------------------------------       ------------------    -------------

          Mellon Bank Corporation (1)               961,000  (2)          13.36%
          Charles R. Schwab, Jr. (1)                454,600  (3)           6.32
          Kensington Capital Management, Inc. (1)   450,600  (4)           6.27
          Medicorp Inc. (1)                         400,000  (5)           5.27
          Jon B. Victor                             160,000  (6)           2.22
          Hal I. Lieberman                           40,000  (7)           0.55
          Glenn W. Bartlett                          30,000  (6)           0.42
          Alan C. Darlington                         15,000  (8)           0.21
          Sharon C. Kaiser                           14,800  (8)           0.21
          All executive officers and
           directors as a group (5 persons)         259,800               3.57%

____________

(1) The address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. The address of Kensington Capital Management, Inc. ("Kensington") and Charles R. Schwab, Jr. is 233 South Wacker Drive, Suite 9320, Chicago, Illinois 60606. The address of Medicorp Inc. is 5800 Royalmount, Montreal, Quebec H4P
     1K5.   The foregoing information was obtained from a Schedule
     13D/A dated November 19, 1996 filed by Kensington with the Commission, a Schedule 13D dated November 19, 1996 filed by Schwab with the Commission and a Schedule 13G dated January 24, 1997 filed by Mellon with the Commission.
(2) Includes 950,000 shares beneficially owned by The Dreyfus Corporation, of which 600,000 shares are beneficially owned by Premier Strategic Growth Fund, and 11,000 shares beneficially owned by Mellon Bank, N.A. The Dreyfus Corporation and Mellon Bank, N.A. are subsidiaries of Mellon Bank Corporation. Premier Strategic Growth Fund is an investment company managed by The Dreyfus Corporation.
(3) Includes 450,600 shares held by Kensington, of which Mr. Schwab is the president and majority shareholder. Mr. Schwab disclaims beneficial ownership of the shares beneficially owned by Kensington.
(4) Charles R. Schwab, Jr. is the president and majority shareholder of Kensington. See Note 3.
(5) Represents shares potentially issuable upon exercise of previously issued warrants.
(6) Includes 15,000 shares issuable upon exercise of currently exercisable options.
(7) Includes 25,000 shares issuable upon exercise of currently exercisable stock options.
(8) Represents shares issuable upon exercise of currently exercisable stock options.


      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") reports of initial ownership and changes in ownership of the Company's Common Stock. In October 1996, Mr. Victor disposed of his minority equity interest in the corporate general partner of a private equity fund which owns shares in HemaCare

Corporation. Inadvertently, Mr. Victor filed the report relating to this disposition of ownership of these shares late.


                       CERTAIN TRANSACTIONS

Dr. Levy, a former director and current medical director of the Company, receives professional fees as part of his private practice from patients, insurers or other third-party payors for supervising therapeutic hemapheresis procedures at hospitals where the Company provided such service. Recent amendments to the Federal self-referral laws and related regulations could restrict the Company's ability to provide therapeutic services to those patients of Dr. Levy who are covered by Medicare or MediCal. It is estimated that revenues from these patients represented approximately 3% of the Company's 1996 revenues ($338,000). However, the legal requirements are complex, and the Company has requested a clarification of their application to its business from the Health Care Financing Administration ("HCFA"). Dr. Levy has informed the Company that, in the event of an adverse response, it would be his intention to change his relationship with the Company to allow the Company to retain revenue from services for these patients. The Company's legal counsel was informed that HCFA is now discussing new proposed rules and cannot respond to the Company's request for clarification because of the uncertainty of the situation.


                         COMPANY PROPOSALS

The following proposal will be submitted for shareholder consideration and voting at the Meeting.

Proposal 1 - Election of Directors
----------------------------------

Each of the following persons nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until the election of his or her successor:

                         Glenn W. Bartlett, Ph.D.
                         Hal I. Lieberman
                         Jon B. Victor
                         Sharon C. Kaiser
                         Alan C. Darlington

Each nominee listed above is a member of the Board of Directors. All proxies received by the Board of Directors will be voted for the nominee if no directions to the contrary are given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of a nominee by the Board of Directors, or if none are so designated, will be voted according to the judgement of the person or persons voting the proxy.

Vote Required
-------------

The election of directors requires the affirmative vote for each candidate of a plurality of the votes cast. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect.


        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" THE NOMINEES.

                   INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accountants appointed to audit the Company's 1996 financial statements were Arthur Andersen LLP, who continue to serve in such capacity for the current year. A representative of Arthur Andersen LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.


                 FUTURE PROPOSALS OF SHAREHOLDERS

Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 1998 Annual Meeting of Shareholders must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 23, 1997.


                              FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o JoAnn Stover, Corporate Secretary, at 4954 Van Nuys Boulevard, Sherman Oaks, California 91403.


                       DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                       By Order of the Board of Directors


                                      /s/ JoAnn R. Stover
                                      ----------------------
                                      JoAnn R. Stover
                                      Secretary

Sherman Oaks, California
April 22, 1997

                       HEMACARE CORPORATION
     This proxy is solicited on behalf of the Board of Directors

 The undersigned appoints either or both Glenn W. Bartlett or Hal I. Lieberman as Proxy, with the power to appoint their respective substitutes, and authorizes either or both of them to represent and to vote, as designated below, all the shares of Common Stock of HemaCare Corporation held of record by the undersigned on April 17,1997 at the Annual Meeting of Shareholders to be held on June 5, 1997 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS                        For       Withhold authority
   All nominees listed below with authority     / /       / /
   to cumulate votes (except as marked to
   the contrary below)
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark the box next to the nominee's name below.)
   / /  GLENN W. BARTLETT    / /  HAL I. LIEBERMAN    / /  JON B. VICTOR
   / /  ALAN C. DARLINGTON   / /  SHARON C. KAISER


                       (Continued and to be signed on back)

 This proxy, when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             Dated: ___________________, 1997

                                             _____________________________

                                             _____________________________
                                              (Signature if jointly held)

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED ENVELOPE.